UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

(a) Terex Corporation (“Terex” or the “Company”) issued a press release on October 3, 2006, announcing that Tim Ford has joined the Company as President, Terex Aerial Work Platforms, reporting directly to the Company’s Chairman and Chief Executive Officer, Ronald M. DeFeo, and through December 31, 2006, also to Robert Wilkerson. Mr. Wilkerson, who has been serving as President, Terex Aerial Work Platforms, will continue with the Company reporting to Mr. DeFeo and will assist with customer and growth initiatives. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

(b) Terex issued a press release on October 3, 2006, announcing that it has concluded the sale of its entire direct and indirect ownership interest of 80.5% in Tatra a.s. to Blue River s.r.o. for approximately $26.2 million in cash plus the repayment of all inter-company debt owed to Terex by Tatra a.s. of approximately $31.6 million. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

(c) Additionally, Terex has posted to its website, www.terex.com, under the Investor Relations section, a slide presentation that is being utilized by management in meetings with investors in October 2006. A copy of the slide presentation is available in print, without charge, to any stockholder who requests these materials from the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Terex Corporation issued on October 3, 2006, with respect to the appointment of Tim Ford.

99.2	Press release of Terex Corporation issued on October 3, 2006 with respect to the divestiture of Tatra a.s.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President, Secretary
and General Counsel